     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                       Union Pacific Resources Group Inc.
                          7% Note due October 15, 2006

Registered                                                          $200,000,000

No. R-1                                                          CUSIP 907834AA3

     UNION PACIFIC RESOURCES GROUP INC., a corporation duly organized and existing under the laws of the State of Utah (herein called the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to

                                   Cede & Co.

or registered assigns, the principal sum of $200,000,000 at the office or agency of the Company in the Borough of Manhattan, The City of New York, on October 15, 2006 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum semiannually on April 15 and October 15 of each year, commencing April 15, 1997, at said office or agency, in like coin or currency, at the rate per annum specified in the title hereof, from the April 15 or the October 15, as the case may be, next preceding the date of this Note to which interest on the Notes has been paid or duly provided for (unless the date hereof is the date to which interest on the Notes has been paid or duly provided for, in which case from the date of this Note), or, if no interest has been paid on the Notes or duly provided for, from October 15, 1996 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after the first day of any April or October and before the next succeeding April 15 or October 15, this Note shall bear interest from such April 15 or October 15, as the case may be; provided, however, that if the Company shall default in the payment of interest due on such April 15 or October 15, then this Note shall bear interest from the next preceding April 15 or October 15 to which interest on the Notes has been paid or duly provided for, or, if no interest has been paid on the Notes or duly provided for, from October 15, 1996. The interest so payable, and punctually paid or duly provided for, on any April 15 or October 15 will, except as provided in the Indenture dated as of March 27, 1996 (herein called the "Indenture"), duly executed and delivered by the Company and Texas Commerce Bank National Association, as Trustee (herein called the "Trustee"), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the next preceding April 1 or October 1, as the case may be (herein called the "Regular Record Date"), whether or not a Business Day, and may, at the option of the Company, be paid by check mailed to the registered address of such Person. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid either to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture. Notwithstanding the foregoing, in the case of interest payable at Stated Maturity, such interest shall be

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                                                                               3

paid to the same Person to whom the principal hereof is payable.

     Texas Commerce Bank National Association will be the Paying Agent and the Security Registrar with respect to the Notes. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents and other Security Registrars, which may include the Company, and to approve any change in the office through which any Paying Agent or Security Registrar acts; provided that there will at all times be a Paying Agent in The City of New York and there will be no more than one Security Registrar for the Notes.

     This Note is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness (hereinafter called the "Securities") of the Company, of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered.

     The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of the series of Securities of the Company issued pursuant to the Indenture and designated as the 7% Notes due October 15, 2006 (herein called the "Notes"), limited in aggregate principal amount to $200,000,000.

     The Notes are not subject to redemption prior to maturity.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series. The Indenture also permits the Holders of a majority in principal amount of the Securities at the time Outstanding of each series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

     As provided in the Indenture and subject to the satisfaction of certain conditions therein set forth, including the deposit of certain trust funds in trust, the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Securities of any series and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the Securities of such series.

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                                                                               5

     The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for such purpose and in the manner and subject to the limitations provided in the Indenture.

     Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York designated for such purpose, a new Note or Notes of authorized denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture.

     No charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Note shall be construed in accordance with and governed by the laws of the State of New York.

     Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

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                                                                               6

     IN WITNESS WHEREOF, UNION PACIFIC RESOURCES GROUP INC. has caused this Note to be duly executed.

Dated: October 15, 1996                UNION PACIFIC RESOURCES GROUP INC.

                                       by  /s/ Morris B. Smith
[SEAL]                                     Title: Vice President
                                                  Chief Financial Officer
Attest: /s/
        Title: Assistant Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                       TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                         as Trustee,

                                       by  /s/
                                           Authorized Signatory

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                                                                               7
                           ---------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

               TEN COM--as tenants in common
               TEN ENT--as tenants by the entireties
               JT TEN--as joint tenants with right of survivorship and not as tenants in common
               UNIF GIFT MIN ACT--...........Custodian.........
                                       (Cust)           (Minor)
                        Under Uniform Gifts to Minors Act

                        _________________________________
                                     (State)

     Additional abbreviations may also be used though not in the above list.

                           ---------------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE:

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL
ZIP CODE OF ASSIGNEE:

________________________________________________________________________________

__________________________________________________ the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________

______________________________ attorney to transfer said

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                                                                               8

Note on the books of the Company, with full power of substitution in the premises.

Dated: _______________________

______________________________
           Signature
(Signature must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.)